Exhibit 10.12

AMENDMENT TO THE

PEPSICO PENSION EQUALIZATION PLAN

DOCUMENT FOR THE 409A PROGRAM

The PepsiCo Pension Equalization Plan document for the 409A Program is hereby amended as set forth below, effective as of the “Effective Time” as defined in Amendment No. 1 below.

1.	The definition of “Key Employee” in Section 2.1(t) is amended by adding the following new paragraph (4) at the end thereof:

“(4) Identification of Key Employees On and After the Effective Time. Notwithstanding the foregoing, for the periods on and after the Effective Time (as defined in subparagraph (iii) below), Key Employees shall be identified as follows:

(i) For the period that begins on the Effective Time and ends on March 31, 2010, Key Employees shall be identified by combining the lists of Key Employees of all members of the PepsiCo Organization as in effect immediately prior to the Effective Time. The foregoing method of identifying Key Employees is intended to comply with Treas. Reg. § 1.409A-1(i)(6)(i), which authorizes the use of an alternative method of identifying specified employees that complies with Treas. Reg. §§ 1.409A-1(i)(5) and -1(i)(8) and Section VII.C.4.d of the Preamble to the Final Regulations under Section 409A of the Code, which permits “service recipients to simply combine the pre-transaction separate lists of specified employees where it is determined that such treatment would be administratively less burdensome.”

(ii) For periods beginning on or after April 1, 2010, Key Employees under any plan or arrangement sponsored by a member of the PepsiCo Organization that is subject to Section 409A of the Code shall be identified in accordance with an alternative method of identifying Key Employees under Treas. Reg. § 1.409A-1(i)(5) adopted on a global basis by the Company for all such plans and arrangements, or if no such alternative method is adopted, in accordance with the default method for identifying Key Employees under Treas. Reg. § 1.409A-1(i)(1), (2), (3) and (4).

(iii) For purposes of this paragraph (4), “Effective Time” means the earlier of (x) the Effective Time as defined in the Agreement and Plan of Merger dated as of August 3, 2009, among PepsiAmericas, Inc., PepsiCo, Inc., and Pepsi-Cola Metropolitan Bottling Company, Inc., and (y) the Effective Time as defined in the Agreement and Plan of Merger dated as of August 3, 2009, among The Pepsi Bottling Group, Inc., PepsiCo, Inc., and Pepsi-Cola Metropolitan Bottling Company, Inc.”

PEPSICO, INC.

By:	/s/ Cynthia M. Trudell
Cynthia M. Trudell
Title:	Senior Vice President and Chief Personnel Officer

Date:	2/18/2010

APPROVED:

By:	/s/ Stacy L. DeWalt
PepsiCo, Inc. Law Department

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